CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (No. 333-266576) (the “Registration Statement”) of our report dated March 4, 2022 relating to the financial statements and financial statement schedules of Equitable Financial Life Insurance Company of America. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP Charlotte, North Carolina December 16, 2022